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                                                              EXHIBIT 99.3

                       VERTEX PHARMACEUTICALS INCORPORATED

                 SPECIAL MEETING OF STOCKHOLDERS - JULY 18, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby constitute and appoint Joshua S. Boger and Vicki L. Sato, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Special Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Wednesday, July 18, 2001 at 12:00 P.M. Eastern Time and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

         This Proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.

                  (Continued and to be signed on reverse side)
                                                                SEE REVERSE SIDE


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PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

1. Approval of the issuance of shares of Vertex common stock in connection with the merger between Vertex and Aurora Biosciences Corporation as described in the accompanying joint proxy statement-prospectus.

[__] For    [__] Against    [__] Abstain

2. Approval of the amendment to the 1996 Stock and Option Plan to increase the number of shares of common stock reserved for issuance under the plan from 13,000,000 to 16,000,000.

[__] For    [__] Against    [__] Abstain

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

Mark here for address                   Mark here if you plan
change and note at left  [__]           to attend the  meeting  [__]

                                        Please sign name exactly as name
                                        appears. When signing in a fiduciary
                                        capacity, please give full title.
                                        Co-fiduciaries and joint owners
                                        should each sign.

                                        Signature: ______________ Date: _______

                                        Signature: _____________ Date: ________